Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2021 RESULTS

◾	Q4 sales of $474 million, up 18% on a reported and organic basis; full year reported sales of $1.8 billion, up 20%, and up 17% organically

◾	Q4 GAAP EPS of $1.18, up 37% and adjusted EPS of $1.42, up 23%; full year GAAP EPS of $4.88, up 45% and adjusted EPS of $5.52, up 42%

◾	Full year operating cash flow of $181 million and full year free cash flow of $159 million, a 21% and 15% decrease, respectively, primarily due to proactive inventory investment

*Performance relative to comparable fourth quarter and year ended December 31, 2020.

North Andover, Mass., February 9, 2022 -- Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and full year 2021.

Chief Executive Officer Robert J. Pagano Jr. noted, “All three regions delivered record results for the quarter and the full year. I again commend all our colleagues at Watts, as our teams remained focused on customers’ needs while concurrently dealing with the ongoing impact of the pandemic including supply chain disruptions and inflationary pressures, which were further compounded by the COVID surge. These concerns will linger into 2022, but I expect that our employees will again meet these challenges and continue to exceed our customers’ expectations.”

Sales for the fourth quarter and the full year were $474 million and $1.8 billion, up 18% and 20%, respectively, as compared to the same periods of 2020. Organic sales increased for the fourth quarter and full year by 18% and 17%, respectively. Net income per diluted share (EPS) for the fourth quarter and for the year ended December 31, 2021 was $1.18 and $4.88, respectively, as compared to $0.86 and $3.36 for the prior-year periods.

GAAP EPS for the fourth quarter and full year 2021 increased by $0.32 and $1.52, respectively, primarily from increased volume driven by the economic recovery, price realization, productivity initiatives, lower net interest costs and a lower effective income tax rate, partially offset by inflation, and incremental normalized costs, incentives and investment spend. GAAP EPS for the full year 2021 included higher restructuring costs as compared to the prior year primarily due to the restructuring program related to our French facility exit.

Adjusted EPS for the fourth quarter and full year 2021 was $1.42 and $5.52, respectively, as compared to $1.15 and $3.88 for the corresponding prior-year periods. Adjusted EPS for the quarter and full year improved for the reasons noted in the GAAP EPS results above, other than the restructuring costs which are excluded from adjusted earnings.

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2021	2020	% Change	2021	2020	% Change
Sales	$473.9	$403.4	18%	$1,809.2	$1,508.6	20%

Net income	40.1	29.2	37%	165.7	114.3	45%

Diluted net income per share	$1.18	$0.86	37%	$4.88	$3.36	45%

Special items (1)	0.24	0.29		0.64	0.52

Adjusted earnings per share (1)	$1.42	$1.15	23%	$5.52	$3.88	42%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Mr. Pagano concluded, “Our priorities entering 2021 were to remain vigilant concerning employee safety, stay close to our customers, continue to execute on new product development and drive productivity to fund longer-term investments. We successfully addressed our goals and simultaneously delivered record sales, operating margin and earnings per share for the year. Our long-term strategy remains intact and we are confident on our prospects for delivering revenue and EPS growth in 2022.”

Fourth Quarter Financial Highlights

●	Fourth quarter sales increased by 18%, on both a reported basis and organic basis, compared to the fourth quarter of 2020; reported operating margin decreased 30 basis points and adjusted operating margin decreased 20 basis points. Regionally:

Americas

o	Sales of $318 million increased 20% on a reported basis and 19% on an organic basis. Favorable foreign exchange movements and acquisitions combined for 1%. All major product lines contributed to organic growth.
o	Operating margin decreased 130 basis points on a GAAP basis and decreased 110 basis points on an adjusted basis as inflation, incremental growth investments, incentives and business normalization costs more than offset benefits from volume, price realization and productivity savings. GAAP operating margin in 2021 was negatively impacted by restructuring charges while GAAP operating margin in 2020 was positively affected by an acquisition earnout reserve adjustment, offset partially by restructuring charges.

Europe

o	Sales of $134 million increased by 11% on a reported basis, which included unfavorable foreign exchange movements of 4%. Organic sales increased by 15%, with growth in both Fluid Solutions and Drains platforms.
o	Operating margin increased 110 basis points on a GAAP basis and increased 170 basis points on an adjusted basis benefiting from increased price, volume and productivity, partially offset by inflation, business normalization costs and growth investments. GAAP operating margin in 2021 was negatively impacted by higher restructuring charges.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Sales of $22 million increased 15% on a reported basis, including 2% from a favorable foreign currency impact. Organically, sales increased 13% from growth in all major regions.
o	Operating margin increased 210 basis points on a GAAP basis and decreased 70 basis points on an adjusted basis. GAAP and adjusted margins both benefited from increased volume, productivity, and higher intercompany volume, which was more than offset by incremental freight, incentives and business normalization costs. GAAP operating margin was positively impacted by lower restructuring and acquisition-related costs year-over-year.

Cash Flow and Capital Allocation

●	For 2021, operating cash flow approximated $181 million and net capital expenditures approximated $22 million, resulting in free cash flow of approximately $159 million. In 2020, operating cash flow was $229 million, net capital expenditures were $42 million and free cash flow was $187 million. Operating cash flow and free cash flow decreased primarily due to a proactive decision to increase inventories in response to strong market demand and amid continued supply chain disruptions. The free cash flow decrease was partially offset by lower capital expenditures year-over-year.

●	During the fourth quarter, the Company repurchased approximately $4.2 million of Class A common stock, or approximately 23,000 shares and for 2021, the Company repurchased approximately $16.0 million of Class A common stock, or approximately 110,000 shares, which more than offset dilution from our stock compensation programs. Approximately $97.4 million remains available for stock repurchases under the current authorization, which has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Management and Board Transitions

On February 4, 2022, Munish Nanda, President of Americas and Europe, informed us of his intention to retire from the Company. Mr. Nanda has agreed to continue in his current role as leader of the Company’s Americas and Europe businesses until a successor has been identified and is in place. Thereafter, Mr. Nanda has agreed to remain employed by the Company until May 2023 to assist with the transition and provide advisory services. Commenting on Mr. Nanda’s retirement announcement, Mr. Pagano said “I want to thank Munish for his leadership over the past seven years and his valuable contributions to Watts. I also greatly appreciate Munish’s willingness to stay on with us for an extended period of time to make this transition as seamless as possible. We intend to launch a comprehensive search to find the most capable successor for Munish as soon as possible. We also look forward to celebrating Munish’s retirement with him following the appointment of his successor.”

At a meeting held on February 7, 2022, the Board of Directors voted unanimously to name Robert J. Pagano, Jr., the Company’s Chief Executive Officer, as the new Chairperson of the Board effective immediately. The Board also voted unanimously to name the former Chairperson of the Board, W. Craig Kissel, as Lead Independent Director. The Company’s Corporate Governance Guidelines prevent any Board member from being renominated for election to the Board after their 72nd birthday, and as such Mr. Kissel will not be eligible to stand for reelection at the 2023 Annual Meeting of Stockholders. The Board decided to make this change now in order to have an orderly transition of responsibilities. “I am very pleased to hand over the responsibilities of Chairperson to Bob,” said Mr. Kissel.  “Bob’s long track record of strong leadership, coupled with his extensive board experience makes him an ideal person for this role.”  Mr. Pagano remarked “I feel very privileged to take on this role at such an important and exciting time for Watts. I would like to thank Craig for his leadership of our Board for so many years and I look forward to partnering with him over the coming year in his new role as Lead Independent Director.”

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and full year 2021 results on Thursday, February 10, 2022, at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until February 10, 2023.

The Company's 2022 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 11, 2022 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected revenue and EPS growth in 2022 results. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic, including vaccine mandates, implementations and the impact of virus variants; supply chain and logistical disruptions or other workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Net sales	$473.9	$403.4	$1,809.2	$1,508.6
Cost of goods sold	274.6	234.2	1,042.1	883.2
GROSS PROFIT	199.3	169.2	767.1	625.4
Selling, general and administrative expenses	135.6	113.2	508.2	432.4
Restructuring	1.1	1.2	19.3	9.9
Other long-lived asset impairment charges	—	0.4	—	1.4
Loss on disposition	—	—	—	0.6
OPERATING INCOME	62.6	54.4	239.6	181.1
Other (income) expense:
Interest income	—	—	—	(0.2)
Interest expense	1.4	3.3	6.3	13.3
Other expense (income), net	0.2	—	(0.8)	1.0
Total other expense	1.6	3.3	5.5	14.1
INCOME BEFORE INCOME TAXES	61.0	51.1	234.1	167.0
Provision for income taxes	20.9	21.9	68.4	52.7
NET INCOME	$40.1	$29.2	$165.7	$114.3

BASIC EPS
NET INCOME PER SHARE	$1.19	$0.86	$4.90	$3.37
Weighted average number of shares	33.7	33.8	33.8	33.9
DILUTED EPS
NET INCOME PER SHARE	$1.18	$0.86	$4.88	$3.36
Weighted average number of shares	33.9	33.9	33.9	34.0
Dividends declared per share	$0.26	$0.23	$1.01	$0.92

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242.0	$218.9
Trade accounts receivable, less reserve allowances of $10.3 million at December 31, 2021 and $11.1 million at December 31, 2020	220.9	197.6
Inventories, net:
Raw materials	119.4	79.6
Work in process	20.4	16.1
Finished goods	230.9	167.9
Total Inventories	370.7	263.6
Prepaid expenses and other current assets	27.9	29.4
Total Current Assets	861.5	709.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	608.8	608.6
Accumulated depreciation	(408.1)	(396.3)
Property, plant and equipment, net	200.7	212.3
OTHER ASSETS:
Goodwill	600.7	602.4
Intangible assets, net	128.6	141.8
Deferred income taxes	3.5	4.4
Other, net	60.6	67.8
TOTAL ASSETS	$1,855.6	$1,738.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$143.4	$110.1
Accrued expenses and other liabilities	186.9	137.4
Accrued compensation and benefits	78.2	65.3
Total Current Liabilities	408.5	312.8
LONG-TERM DEBT	141.9	198.2
DEFERRED INCOME TAXES	40.5	51.1
OTHER NONCURRENT LIABILITIES	91.5	106.3
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,584,525 shares at December 31, 2021 and 27,478,512 shares at December 31, 2020	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,024,290 at December 31, 2021 and 6,144,290 at December 31, 2020	0.6	0.6
Additional paid-in capital	631.2	606.3
Retained earnings	665.9	560.1
Accumulated other comprehensive loss	(127.3)	(100.0)
Total Stockholders' Equity	1,173.2	1,069.8
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,855.6	$1,738.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2021	2020
OPERATING ACTIVITIES
Net income	$165.7	$114.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31.4	31.3
Amortization of intangibles	13.7	15.2
Loss on disposal and impairment of property, plant and equipment, and other	1.4	4.0
Stock-based compensation	22.9	12.7
Deferred income tax	(8.2)	7.0
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(30.2)	32.2
Inventories	(113.7)	18.7
Prepaid expenses and other assets	(0.8)	0.7
Accounts payable, accrued expenses and other liabilities	98.6	(7.3)
Net cash provided by operating activities	180.8	228.8
INVESTING ACTIVITIES
Additions to property, plant and equipment	(26.7)	(43.8)
Proceeds from the sale of property, plant and equipment	5.1	2.2
Proceeds from the sale of business	—	2.0
Business acquisitions, net of cash acquired and other	(9.1)	(15.2)
Net cash used in investing activities	(30.7)	(54.8)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	40.0	407.5
Payments of long-term debt	(95.0)	(517.5)
Payments for tax withholdings on vested stock awards	(9.6)	(7.8)
Payments for finance leases	(1.4)	(2.1)
Proceeds from share transactions under employee stock plans	0.1	0.5
Debt issuance costs	(2.4)	(2.2)
Payments to repurchase common stock	(16.0)	(28.9)
Dividends	(34.3)	(31.4)
Net cash used in financing activities	(118.6)	(181.9)
Effect of exchange rate changes on cash and cash equivalents	(8.4)	7.1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23.1	(0.8)
Cash and cash equivalents at beginning of year	218.9	219.7
CASH AND CASH EQUIVALENTS AT END OF YEAR	$242.0	$218.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Americas	$318.3	$264.4	$1,207.2	$1,025.7
Europe	133.6	119.9	517.4	424.9
APMEA	22.0	19.1	84.6	58.0
Total	$473.9	$403.4	$1,809.2	$1,508.6

	Operating Income
	Fourth Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Americas	$51.4	$46.1	$211.0	$166.3
Europe	20.4	16.9	63.6	50.2
APMEA	3.6	2.8	14.4	3.5
Corporate	(12.8)	(11.4)	(49.4)	(38.9)
Total	$62.6	$54.4	$239.6	$181.1

	Intersegment Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Americas	$1.8	$2.2	$9.3	$8.7
Europe	6.3	5.2	29.1	18.9
APMEA	24.9	17.7	120.5	71.4
Total	$33.0	$25.1	$158.9	$99.0

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, footprint optimization costs, other long-lived asset impairment charges, acquisition related costs, an earnout adjustment benefit, loss on disposal, and the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020

Net sales	$473.9	$403.4	$1,809.2	$1,508.6

Operating income - as reported	$62.6	$54.4	$239.6	$181.1
Operating margin %	13.2%	13.5%	13.2%	12.0%

Adjustments for special items:
Restructuring	1.1	1.2	19.3	9.9
Footprint optimization	—	—	—	1.1
Acquisitions / divesture costs / adjustments:
- Other long-lived asset impairment charge	—	0.4	—	1.4
- Acquisition related costs	—	0.4	—	1.3
- Loss on disposal	—	—	—	0.6
- Earnout adjustment	—	(1.5)	—	(1.5)
Total acquisitions / divesture costs / adjustments	—	(0.7)	—	1.8
Total adjustments for special items	$1.1	$0.5	$19.3	$12.8

Operating income - as adjusted	$63.7	$54.9	$258.9	$193.9
Adjusted operating margin %	13.4%	13.6%	14.3%	12.9%

Net income - as reported	$40.1	$29.2	$165.7	$114.3

Adjustments for special items - tax effected:
Restructuring	0.7	0.9	14.1	7.4
Tax adjustments	7.2	9.7	7.2	9.7
Footprint optimization	—	—	—	0.8
Acquisitions / divesture costs / adjustments:
- Other long-lived asset impairment charge	—	0.3	—	1.0
- Acquisition related costs	—	0.3	—	1.0
- Net gain on disposal	—	—	—	(0.7)
- Earnout adjustment	—	(1.5)	—	(1.5)
Total acquisitions / divesture costs / adjustments	—	(0.9)	—	(0.2)
Total adjustments for special items - tax effected	$7.9	$9.7	$21.3	$17.7

Net income - as adjusted	$48.0	$38.9	$187.0	$132.0

Diluted earnings per share - as reported	$1.18	$0.86	$4.88	$3.36
Adjustments for special items	0.24	0.29	0.64	0.52
Diluted earnings per share - as adjusted	$1.42	$1.15	$5.52	$3.88

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2021					December 31, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$318.3	133.6	22.0	—	473.9	$264.4	119.9	19.1	—	403.4

Operating income (loss) - as reported	$51.4	20.4	3.6	(12.8)	62.6	$46.1	16.9	2.8	(11.4)	54.4
Operating margin %	16.1%	15.2%	16.6%		13.2%	17.4%	14.1%	14.5%		13.5%

Adjustments for special items	$0.4	0.6	0.1	—	1.1	$(0.2)	(0.1)	0.6	0.2	0.5

Operating income (loss) - as adjusted	$51.8	21.0	3.7	(12.8)	63.7	$45.9	16.8	3.4	(11.2)	54.9
Adjusted operating margin %	16.3%	15.7%	17.0%		13.4%	17.4%	14.0%	17.7%		13.6%

	Year Ended					Year Ended
	December 31, 2021					December 31, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,207.2	517.4	84.6	—	1,809.2	$1,025.7	424.9	58.0	—	1,508.6

Operating income (loss) - as reported	$211.0	63.6	14.4	(49.4)	239.6	$166.3	50.2	3.5	(38.9)	181.1
Operating margin %	17.5%	12.3%	16.9%		13.2%	16.2%	11.8%	5.8%		12.0%

Adjustments for special items	$(0.3)	19.4	0.2	—	19.3	$7.1	1.3	3.9	0.5	12.8

Operating income (loss) - as adjusted	$210.7	83.0	14.6	(49.4)	258.9	$173.4	51.5	7.4	(38.4)	193.9
Adjusted operating margin %	17.5%	16.0%	17.3%		14.3%	16.9%	12.1%	12.8%		12.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2021	$318.3	$133.6	$22.0	$473.9
Reported net sales December 31, 2020	264.4	119.9	19.1	403.4
Dollar change	$53.9	$13.7	$2.9	$70.5
Net sales % increase	20.4%	11.4%	15.2%	17.5%
(Increase) decrease due to foreign exchange	(0.3)%	3.7%	(1.9)%	0.8%
Increase due to acquisition	(0.8)%	—%	—%	(0.5)%
Organic sales increase	19.3%	15.1%	13.3%	17.8%

	Year Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2021	$1,207.2	$517.4	$84.6	$1,809.2
Reported net sales December 31, 2020	1,025.7	424.9	58.0	1,508.6
Dollar change	$181.5	$92.5	$26.6	$300.6
Net sales % increase	17.7%	21.8%	45.9%	19.9%
Increase due to foreign exchange	(0.5)%	(4.8)%	(6.5)%	(2.0)%
Increase due to acquisition/divestiture, net	(0.5)%	—%	(7.9)%	(0.6)%
Organic sales increase	16.7%	17.0%	31.5%	17.3%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2021	2020

Net cash provided by operations - as reported	$180.8	$228.8
Less: additions to property, plant, and equipment	(26.7)	(43.8)
Plus: proceeds from the sale of property, plant, and equipment	5.1	2.2
Free cash flow	$159.2	$187.2

Net income - as reported	$165.7	$114.3

Cash conversion rate of free cash flow to net income	96.1%	163.8%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2021	2020

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	141.9	198.2
Less: Cash and cash equivalents	(242.0)	(218.9)
Net debt	$(100.1)	$(20.7)

Net debt	$(100.1)	$(20.7)
Plus: Total stockholders' equity	1,173.2	1,069.8
Capitalization	$1,073.1	$1,049.1

Net debt to capitalization ratio	(9.3)%	(2.0)%